Exhibit 99.1

March 30, 2023
FOR IMMEDIATE RELEASE

BlackBerry Reports Fourth Quarter and Full Fiscal Year 2023 Results
Beats quarterly non-GAAP EPS expectations and sets new record for QNX royalty backlog

Fourth Quarter Fiscal 2023:
•Total company revenue of $151 million.
•IoT revenue of $53 million.
•Cybersecurity revenue of $88 million.
•Licensing & Other revenue of $10 million.
•Non-GAAP basic loss per share of $0.02 and GAAP basic loss per share of $0.85, primarily due to an $0.82 non-cash goodwill and long-lived asset impairment charge.
•Announced new patent sale transaction with Malikie Innovations Limited, a subsidiary of leading patent monetization company, Key Patent Innovations Limited, for up to $900 million. The transaction is not subject to any financing conditions, and KPI has secured all necessary funding from a leading US-based investment firm.
Fiscal Year 2023:
•Total company revenue of $656 million.
•Non-GAAP basic loss per share of $0.18, GAAP basic loss per share of $1.27 and GAAP diluted loss per share of $1.35.

Waterloo, Ontario - BlackBerry Limited (NYSE: BB; TSX: BB) today reported financial results for the three months ended February 28, 2023 (all figures in U.S. dollars and U.S. GAAP, except where otherwise indicated).

“This fiscal year, BlackBerry’s IoT business unit set a new record for QNX design wins, with royalty backlog reaching $640 million. Further, despite near-term macro and supply chain challenges for vehicle production, revenue increased by 16% year over year. This quarter we also announced the first IVY design win with a leading automaker,” said John Chen, Executive Chairman & CEO, BlackBerry. “As previously communicated, BlackBerry’s Cybersecurity business unit saw the timing of a number of large government deals slip into later quarters, but we are confident that they will close this fiscal year. The team also continued to execute on our strategy, including the launch of our new easy-to-use and cost-effective turnkey solutions, Cylance Endpoint and Cylance Edge. BlackBerry beat expectations for non-GAAP EPS this quarter and maintains a clear focus on driving towards both profitable growth and positive cashflow.”

Fourth Quarter Fiscal 2023 Financial Highlights
•Total company revenue was $151 million.
•Total company GAAP gross margin was 66% and non-GAAP gross margin was 67%.
•IoT revenue was $53 million, with gross margin of 81% and QNX royalty backlog of approximately $640 million.
•Cybersecurity revenue was $88 million, with gross margin of 59% and ARR of $298 million.
•Cybersecurity billings were $107 million.
•Software and Services revenue in total was $141 million.
•Licensing and Other revenue was $10 million, with gross margin of 60%.
•Non-GAAP operating loss was $17 million. GAAP operating loss was $499 million, primarily due to a $476 million non-cash, goodwill and long-lived asset impairment charge.
•Total cash, cash equivalents, short-term and long-term investments were $487 million.

Business Highlights & Strategic Announcements
•BlackBerry announces new patent sale transaction with Malikie Innovations Limited, a subsidiary of leading patent monetization company, Key Patent Innovations Limited (“KPI”), for up to $900 million. There are no financing conditions and KPI has secured necessary funding from a leading US-based investment firm with more than $30 billion in assets under management.
•BlackBerry announces first BlackBerry IVY™ design win as Dongfeng Motor selects PATEO digital cockpit for the next-generation all-electric VOYAH Model
•BlackBerry showcases BlackBerry IVY running on three commercially-available automotive platforms at CES 2023 – General availability announced for May 2023
•BlackBerry launches QNX® Accelerate, making the QNX® Neutrino® real time operating system (RTOS) and QNX® OS for Safety available in the cloud and through AWS Marketplace. This allows developers across the AWS ecosystem to develop on QNX in a virtual environment, without the need for physical hardware
•Chongqing Yazaki selects QNX Neutrino RTOS to power a digital LCD cluster for the Chinese market, including deployment within next-generation vehicles from Geely Auto and Dongfeng Liuzhou Auto
•Marelli, a leading Tier 1 global automotive supplier, selects the BlackBerry QNX® Acoustics Management Platform (AMP) as part of its enhanced in-car audio experience within software-defined vehicles
•BlackBerry recognized as a 2023 Gartner® Peer Insights™ Customers’ Choice for Unified Endpoint Management (UEM) tools - the only vendor to be placed in the upper right quadrant
•BlackBerry SecuSUITE® for Government awarded updated NIAP/Common Criteria and CSfC certification for secure communication, meeting the highest security requirements for the U.S. Federal Government and the broader Five Eyes intelligence alliance
•BlackBerry is first business in the Americas to gain the OpenChain Security Assurance Specification, a best-in-class validation of the ability to manage software supply chain vulnerabilities

Outlook
BlackBerry will provide fiscal year 2024 outlook in connection with the quarterly earnings announcement on its earnings conference call.

Use of Non-GAAP Financial Measures
The tables at the end of this press release include a reconciliation of the non-GAAP financial measures and non-GAAP financial ratios used by the company to comparable U.S. GAAP measures and an explanation of why the company uses them.

Conference Call and Webcast
A conference call and live webcast will be held today beginning at 5:30 p.m. ET, which can be accessed using the following link (here) or through the Company’s investor webpage (BlackBerry.com/Investors) or by dialing toll free +1 (844) 512-2926 and entering Elite Entry Number 6312676.

A replay of the conference call will be available at approximately 8:30 p.m. ET on March 30, 2023, using the same webcast link (here) or by dialing Canada toll free +1 (855) 669-9658 or US toll free +1 (877) 344-7529 and entering Replay Access Code 2114563.

About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including more than 215M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety and data privacy, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.

BlackBerry. Intelligent Security. Everywhere.
For more information, visit BlackBerry.com and follow @BlackBerry.

Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@blackberry.com

###

This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to increasing and enhancing its product and service offerings.

The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities and prospects, the launch of new products and services, general economic conditions, the ongoing COVID-19 pandemic, competition, and BlackBerry’s expectations regarding its financial performance. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, risks related to the following factors: BlackBerry’s ability to enhance, develop, introduce or monetize products and services for the enterprise market in a timely manner with competitive pricing, features and performance; BlackBerry’s ability to maintain or expand its customer base for its software and services offerings to grow revenue or achieve sustained profitability; the intense competition faced by BlackBerry; the occurrence or perception of a breach of BlackBerry’s network cybersecurity measures, or an inappropriate disclosure of confidential or personal information; potential negative effects on the business as a result of actions of activist shareholders; BlackBerry’s continuing ability to attract new personnel, retain existing key personnel and manage its staffing effectively; the failure or perceived failure of BlackBerry’s solutions to detect or prevent security vulnerabilities; BlackBerry’s dependence on its relationships with resellers and channel partners; litigation against BlackBerry; the impact of adverse macroeconomic and geopolitical conditions; network disruptions or other business interruptions; BlackBerry’s ability to foster an ecosystem of third-party application developers; BlackBerry’s products and services being dependent upon interoperability with rapidly changing systems provided by third parties; failure to protect BlackBerry’s intellectual property and to earn expected revenues from intellectual property rights; BlackBerry’s ability to obtain rights to use third-party software and its use of open source software; BlackBerry being found to have infringed on the intellectual property rights of others; BlackBerry’s indebtedness; the substantial asset risk faced by BlackBerry, including the potential for charges related to its long-lived assets and goodwill; tax provision changes, the adoption of new tax legislation or exposure to additional tax liabilities; the use and management of user data and personal information; government regulations applicable to BlackBerry’s products and services, including products containing encryption capabilities; environmental, social and governance expectations and standards; the failure of BlackBerry’s suppliers, subcontractors, channel partners and representatives to use acceptable ethical business practices or comply with applicable laws; impacts of acquisitions, divestitures and other business initiatives; foreign operations, including fluctuations in foreign currencies; impacts of environmental events; the fluctuation of BlackBerry’s quarterly revenue and operating results; and the volatility of the market price of BlackBerry’s common shares.

These risk factors and others relating to BlackBerry are discussed in greater detail in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. Any forward-looking statements are made only as of today and BlackBerry has no intention and undertakes no obligation to update or revise any of them, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions except share and per share amounts) (unaudited)

Consolidated Statements of Operations Data

	Three Months Ended			For the Years Ended
	February 28, 2023	November 30, 2022	February 28, 2022	February 28, 2023	February 28, 2022
Revenue	$151	$169	$185	$656	$718
Cost of sales	51	60	61	237	251
Gross margin	100	109	124	419	467
Gross margin %	66.2%	64.5%	67.0%	63.9%	65.0%
Operating expenses
Research and development	48	52	47	207	219
Selling, marketing and administration	83	89	64	340	297
Amortization	18	26	32	96	165
Impairment of goodwill	245	—	—	245	—
Impairment of long-lived assets	231	—	—	235	—
Gain on sale of property, plant and equipment, net	—	—	—	(6)	—
Debentures fair value adjustment	(26)	(56)	(165)	(138)	(212)
Litigation settlement	—	—	—	165	—
	599	111	(22)	1,144	469
Operating income (loss)	(499)	(2)	146	(725)	(2)
Investment income (loss), net	6	2	(1)	5	21
Income (loss) before income taxes	(493)	—	145	(720)	19
Provision for income taxes	2	4	1	14	7
Net income (loss)	$(495)	$(4)	$144	$(734)	$12
Earnings (loss) per share
Basic	$(0.85)	$(0.01)	$0.25	$(1.27)	$0.02
Diluted	$(0.85)	$(0.09)	$(0.03)	$(1.35)	$(0.31)

Weighted-average number of common shares outstanding (000s)
Basic	581,493	578,948	575,883	578,654	570,607
Diluted	581,493	639,781	636,716	639,487	631,440
Total common shares outstanding (000s)	582,157	580,346	576,228	582,157	576,228

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)

Consolidated Balance Sheet Data

	As at
	February 28, 2023	February 28, 2022
Assets
Current
Cash and cash equivalents	$295	$378
Short-term investments	131	334
Accounts receivable, net of allowance of $1 and $4, respectively	120	138
Other receivables	12	25
Income taxes receivable	3	9
Other current assets	182	159
	743	1,043
Restricted cash and cash equivalents	27	28
Long-term investments	34	30
Other long-term assets	8	9
Operating lease right-of-use assets, net	44	50
Property, plant and equipment, net	25	41
Goodwill	595	844
Intangible assets, net	203	522
	$1,679	$2,567
Liabilities
Current
Accounts payable	$24	$22
Accrued liabilities	143	157
Income taxes payable	20	11
Debentures	367	—
Deferred revenue, current	175	207
	729	397
Deferred revenue, non-current	40	37
Operating lease liabilities	52	66
Other long-term liabilities	1	4
Long-term debentures	—	507
	822	1,011
Shareholders’ equity
Capital stock and additional paid-in capital	2,909	2,869
Deficit	(2,028)	(1,294)
Accumulated other comprehensive loss	(24)	(19)
	857	1,556
	$1,679	$2,567

BlackBerry Limited
Incorporated under the Laws of Ontario
(United States dollars, in millions) (unaudited)
Consolidated Statements of Cash Flow Data

	For the Years Ended
	February 28, 2023	February 28, 2022
Cash flows from operating activities
Net income (loss)	$(734)	$12
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Amortization	105	176
Stock-based compensation	34	36
Gain on sale of investment	—	(22)
Impairment of goodwill	245	—
Impairment of long-lived assets	235	—
Gain on sale of property, plant and equipment, net	(6)	—
Debentures fair value adjustment	(138)	(212)
Operating leases	(16)	(16)
Other	5	(3)
Net changes in working capital items
Accounts receivable, net of allowance	18	44
Other receivables	13	—
Income taxes receivable	6	1
Other assets	(1)	15
Accounts payable	2	2
Accrued liabilities	(11)	(16)
Income taxes payable	9	5
Deferred revenue	(29)	(50)
Net cash used in operating activities	(263)	(28)
Cash flows from investing activities
Acquisition of long-term investments	(3)	(1)
Proceeds on sale, maturity or distribution from long-term investments	—	35
Acquisition of property, plant and equipment	(7)	(8)
Proceeds on sale of property, plant and equipment	17	—
Acquisition of intangible assets	(34)	(31)
Acquisition of short-term investments	(514)	(916)
Proceeds on sale or maturity of restricted short-term investments	—	24
Proceeds on sale or maturity of short-term investments	717	1,104
Net cash provided by investing activities	176	207
Cash flows from financing activities
Issuance of common shares	6	10
Net cash provided by financing activities	6	10
Effect of foreign exchange loss on cash, cash equivalents, restricted cash, and restricted cash equivalents	(3)	(1)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents during the period	(84)	188
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	406	218
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$322	$406

As at	February 28, 2023	February 28, 2022
Cash and cash equivalents	$295	$378
Restricted cash and cash equivalents	27	28
Short-term investments	131	334
Long-term investments	34	30
	$487	$770

Reconciliations of the Company’s Segment Results to the Consolidated Results
The following table shows information by operating segment for the three months ended February 28, 2023 and February 28, 2022. The Company reports segment information in accordance with U.S. GAAP Accounting Standards Codification Section 280 based on the “management” approach. The management approach designates the internal reporting used by the Chief Operating Decision Maker for making decisions and assessing performance of the Company’s reportable operating segments.

	For the Three Months Ended (in millions) (unaudited)
	Cybersecurity		IoT		Licensing and Other		Segment Totals
	February 28,		February 28,		February 28,		February 28,
	2023	2022	2023	2022	2023	2022	2023	2022
Segment revenue	$88	$122	$53	$52	$10	$11	$151	$185
Segment cost of sales	36	47	10	8	4	5	50	60
Segment gross margin	$52	$75	$43	$44	$6	$6	$101	$125
Segment gross margin %	59%	61%	81%	85%	60%	55%	67%	68%
The following table reconciles the Company’s segment results for the three months ended February 28, 2023 to consolidated U.S. GAAP results:

	For the Three Months Ended February 28, 2023
	(in millions) (unaudited)
	Cybersecurity	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$88	$53	$10	$151	$—	$151
Cost of sales	36	10	4	50	1	51
Gross margin (1)	$52	$43	$6	$101	$(1)	$100
Operating expenses					599	599
Investment income, net					(6)	(6)
Loss before income taxes						$(493)
______________________________
(1) See “Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended February 28, 2023.
The following table reconciles the Company’s segment results for the three months ended February 28, 2022 to consolidated U.S. GAAP results:

	For the Three Months Ended February 28, 2022
	(in millions) (unaudited)
	Cybersecurity	IoT	Licensing and Other	Segment Totals	Reconciling Items	Consolidated U.S. GAAP
Revenue	$122	$52	$11	$185	$—	$185
Cost of sales	47	8	5	60	1	61
Gross margin (1)	$75	$44	$6	$125	$(1)	$124
Operating expenses					(22)	(22)
Investment loss, net					1	1
Income before income taxes						$145
______________________________
(1) See “Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures” for a reconciliation of selected U.S. GAAP-based measures to adjusted measures for the three months ended February 28, 2022.

Reconciliation of Non-GAAP Measures with the Nearest Comparable U.S. GAAP Measures
In the Company’s internal reports, management evaluates the performance of the Company’s business on a non-GAAP basis by excluding the impact of certain items below from the Company’s U.S. GAAP financial results. The Company believes that these non-GAAP financial measures and non-GAAP ratios provide management, as well as readers of the Company’s financial statements, with a consistent basis for comparison across accounting periods and is useful in helping management and readers understand the Company’s operating results and underlying operational trends.
Readers are cautioned that adjusted gross margin, adjusted gross margin percentage, adjusted operating expense, adjusted net income (loss), adjusted income (loss) per share, adjusted research and development expense, adjusted selling, marketing and administrative expense, adjusted amortization expense, adjusted operating income (loss), adjusted EBITDA, adjusted operating income (loss) margin percentage, adjusted EBITDA margin percentage and free cash flow (usage) and similar measures do not have any standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures should be considered in the context of the U.S. GAAP results.
Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the three months ended February 28, 2023 and February 28, 2022
A reconciliation of the most directly comparable U.S. GAAP financial measures for the three months ended February 28, 2023 and February 28, 2022 to adjusted financial measures is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2023	February 28, 2022
Gross margin	$100	$124
Stock compensation expense	1	1
Adjusted gross margin	$101	$125

Gross margin %	66.2%	67.0%
Stock compensation expense	0.7%	0.6%
Adjusted gross margin %	66.9%	67.6%
Reconciliation of U.S. GAAP operating expense (income) for the three months ended February 28, 2023 and February 28, 2022 to adjusted operating expense is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2023	February 28, 2022
Operating expense (income)	$599	$(22)
Restructuring charges	7	—
Stock compensation expense	9	4
Debentures fair value adjustment	(26)	(165)
Acquired intangibles amortization	15	22
Goodwill impairment charge	245	—
LLA impairment charge	231	—
Adjusted operating expense	$118	$117

Reconciliation of U.S. GAAP net income (loss) and U.S. GAAP basic earnings (loss) per share for the three months ended February 28, 2023 and February 28, 2022 to adjusted net income (loss) and adjusted basic earnings (loss) per share is reflected in the table below:

For the Three Months Ended (in millions, except per share amounts)	February 28, 2023		February 28, 2022
		Basic loss per share		Basic earnings per share
Net income (loss)	$(495)	$(0.85)	$144	$0.25
Restructuring charges	7		—
Stock compensation expense	10		5
Debentures fair value adjustment	(26)		(165)
Acquired intangibles amortization	15		22
Goodwill impairment charge	245		—
LLA impairment charge	231		—
Adjusted net income (loss)	$(13)	$(0.02)	$6	$0.01
Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the three months ended February 28, 2023 and February 28, 2022 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2023	February 28, 2022
Research and development	$48	$47
Stock compensation expense	3	2
Adjusted research and development	$45	$45

Selling, marketing and administration	$83	$64
Restructuring charges	7	—
Stock compensation expense	6	2
Adjusted selling, marketing and administration	$70	$62

Amortization	$18	$32
Acquired intangibles amortization	15	22
Adjusted amortization	$3	$10

Adjusted operating income (loss), adjusted EBITDA, adjusted operating income (loss) margin percentage and adjusted EBITDA margin percentage for the three months ended February 28, 2023 and February 28, 2022 are reflected in the table below. These are non-GAAP financial measures and non-GAAP ratios that do not have any standardized meaning as prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies.

For the Three Months Ended (in millions)	February 28, 2023	February 28, 2022
Operating income (loss)	$(499)	$146
Non-GAAP adjustments to operating income (loss)
Restructuring charges	7	—
Stock compensation expense	10	5
Debentures fair value adjustment	(26)	(165)
Acquired intangibles amortization	15	22
Goodwill impairment charge	245	—
LLA impairment charge	231	—
Total non-GAAP adjustments to operating income (loss)	482	(138)
Adjusted operating income (loss)	(17)	8
Amortization	20	34
Acquired intangibles amortization	(15)	(22)
Adjusted EBITDA	$(12)	$20

Revenue	$151	$185
Adjusted operating income (loss) margin % (1)	(11%)	4%
Adjusted EBITDA margin % (2)	(8%)	11%
______________________________
(1) Adjusted operating income (loss) margin % is calculated by dividing adjusted operating income (loss) by revenue.
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue.

Reconciliation of non-GAAP based measures with most directly comparable U.S. GAAP based measures for the years ended February 28, 2023 and February 28, 2022
A reconciliation of the most directly comparable U.S. GAAP financial measures for the years ended February 28, 2023 and February 28, 2022 to adjusted financial measures is reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2023	February 28, 2022
Gross margin	$419	$467
Stock compensation expense	3	4
Adjusted gross margin	$422	$471

Gross margin %	63.9%	65.0%
Stock compensation expense	0.4%	0.6%
Adjusted gross margin %	64.3%	65.6%

Operating expense	$1,144	$469
Restructuring charges	11	—
Stock compensation expense	28	26
Debentures fair value adjustment	(138)	(212)
Acquired intangibles amortization	82	115
Goodwill impairment charge	245	—
LLA impairment charge	235	—
Litigation settlement	165	—
Adjusted operating expense	$516	$540
Reconciliation of U.S. GAAP net income (loss) and U.S. GAAP basic earnings (loss) per share for the years ended February 28, 2023 and February 28, 2022 to adjusted net loss and adjusted basic loss per share is reflected in the table below:

For the Fiscal Years Ended (in millions, except per share amounts)	February 28, 2023		February 28, 2022
		Basic loss per share		Basic earnings (loss) per share
Net income (loss)	$(734)	$(1.27)	$12	$0.02
Restructuring charges	11		—
Stock compensation expense	31		30
Debentures fair value adjustment	(138)		(212)
Acquired intangibles amortization	82		115
Goodwill impairment charge	245		—
LLA impairment charge	235		—
Litigation settlement	165		—
Adjusted net loss	$(103)	$(0.18)	$(55)	$(0.10)

Reconciliation of U.S. GAAP research and development, selling, marketing and administration, and amortization expense for the years ended February 28, 2023 and February 28, 2022 to adjusted research and development, selling, marketing and administration, and amortization expense is reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2023	February 28, 2022
Research and development	$207	$219
Stock compensation expense	9	8
Adjusted research and development	$198	$211

Selling, marketing and administration	$340	$297
Restructuring charges	11	—
Stock compensation expense	19	18
Adjusted selling, marketing and administration	$310	$279

Amortization	$96	$165
Acquired intangibles amortization	82	115
Adjusted amortization	$14	$50
Adjusted operating loss, adjusted EBITDA, adjusted operating loss margin percentage and adjusted EBITDA margin percentage for the years ended February 28, 2023 and February 28, 2022 are reflected in the table below.

For the Fiscal Years Ended (in millions)	February 28, 2023	February 28, 2022
Operating loss	$(725)	$(2)
Non-GAAP adjustments to operating loss
Restructuring charges	11	—
Stock compensation expense	31	30
Debentures fair value adjustment	(138)	(212)
Acquired intangibles amortization	82	115
Goodwill impairment charge	245	—
LLA impairment charge	235	—
Litigation settlement	165	—
Total non-GAAP adjustments to operating loss	631	(67)
Adjusted operating loss	(94)	(69)
Amortization	105	176
Acquired intangibles amortization	(82)	(115)
Adjusted EBITDA	$(71)	$(8)

Revenue	$656	$718
Adjusted operating loss margin % (1)	(14%)	(10%)
Adjusted EBITDA margin % (2)	(11%)	(1%)
______________________________
(1) Adjusted operating loss margin % is calculated by dividing adjusted operating loss by revenue.
(2) Adjusted EBITDA margin % is calculated by dividing adjusted EBITDA by revenue.

The Company uses free cash flow (usage) when assessing its sources of liquidity, capital resources, and quality of earnings. The Company believes that free cash flow (usage) is helpful in understanding the Company’s capital requirements and provides an additional means to reflect the cash flow trends in the Company’s business.
Reconciliation of U.S. GAAP net cash provided by (used in) operating activities for the three months ended February 28, 2023 and February 28, 2022 to free cash flow (usage) is reflected in the table below:

For the Three Months Ended (in millions)	February 28, 2023	February 28, 2022
Net cash provided by (used in) operating activities	$(7)	$10
Acquisition of property, plant and equipment	(2)	(2)
Free cash flow (usage)	$(9)	$8
Reconciliation of U.S. GAAP net cash used in operating activities for the years ended February 28, 2023 and February 28, 2022 to free cash usage is reflected in the table below:

For the Fiscal Years Ended (in millions)	February 28, 2023	February 28, 2022
Net cash used in operating activities	$(263)	$(28)
Acquisition of property, plant and equipment	(7)	(8)
Free cash usage	$(270)	$(36)

For the year ended February 28, 2023, free cash usage includes $165 million in litigation settlement paid.
Key Metrics
The Company regularly monitors a number of financial and operating metrics, including the following key metrics, in order to measure the Company’s current performance and estimate future performance. Readers are cautioned that annual recurring revenue (“ARR”), dollar-based net retention rate (“DBNRR”), Cybersecurity total contract value (“TCV”) billings, recurring revenue percentage and QNX royalty backlog do not have any standardized meaning and are unlikely to be comparable to similarly titled measures reported by other companies.

For the Three Months Ended (in millions)	February 28, 2023
Cybersecurity Annual Recurring Revenue	$298
Cybersecurity Dollar-Based Net Retention Rate	81%
Cybersecurity Total Contract Value Billings	$107
Recurring Software Product Revenue	~ 90%
QNX Royalty Backlog	$640